UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 28, 2013, UniTek Global Services, Inc. (the “Company”) received from Apollo Investment Corporation (“Lender”) a commitment letter (the “Commitment Letter”) pursuant to which Lender committed, subject to the satisfaction of various conditions, including the negotiation and execution of definitive agreements, the satisfaction of certain conditions precedent and the payment of certain fees, as described below, to provide to the Company financing arrangements including an asset-based revolving credit facility (the “ABL Facility”) with a commitment amount of $75 million (the “Commitment Amount”).  The Commitment Letter contemplates that the parties will enter into definitive documentation for the ABL Facility no later than July 10, 2013.

The Company contemplates that the ABL Facility will replace the Company’s existing Revolving Credit and Security Agreement, dated as of April 15, 2011 (as amended, the “Existing Credit Agreement”), among the Company, certain subsidiaries thereof, the several banks and other financial institutions or entities from time to time parties thereto, and PNC Bank, National Association, as agent.

The ABL Facility is expected to increase borrowing availability as compared to availability under the Existing Credit Agreement in order to provide the Company with additional liquidity as it continues its previously announced process to explore refinancing alternatives for its indebtedness in addition to the ABL Facility to address its tightening financial covenants and liquidity situation.  The increase in borrowing availability over current availability will be $30 million through October 31, 2013, $25 million from November 1, 2013 through November 30, 2013 and $20 million thereafter.

Pursuant to its receipt of the Commitment Letter, the Company will pay to Lender certain fees, including a “Commitment Fee” equal to 4% of the Commitment Amount, payable in two equal installments due upon receipt of the Commitment Letter and the initial funding of the ABL Facility.

Disclosures About Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding the negotiation and execution of definitive documentation for the ABL Facility.

These statements are subject to uncertainties and risks that could cause actual results or outcomes to differ materially from those described in the forward-looking statements.  These risks include, but are not limited to, developments the failure of the Company and Lender to negotiate and execute definitive agreements relating to the ABL Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: July 2, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer